Exhibit 99.1

Select Bancorp Inc. VOTE

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DESIGNATION (IF ANY)
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## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by September 16, 2021, at 11:59 p.m., Eastern time.**

**Online**
Go to **www.investorvote.com/SLCT** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

**Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SLCT**

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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### A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

| | For | Against | Abstain |
|---|---|---|---|
| 1. **Merger Proposal**. Proposal to approve the Agreement and Plan of Merger and Reorganization dated June 1, 2021, or the merger agreement, between Select and First Bancorp pursuant to which Select will merge with and into First Bancorp, as more particularly described in the accompanying joint proxy statement/prospectus. | ☐ | ☐ | ☐ |
| 2. **Merger-related Compensation Proposal**. Proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Select may receive in connection with the merger pursuant to existing agreements or arrangements with Select. | ☐ | ☐ | ☐ |
| 3. **Adjournment Proposal**. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal. | ☐ | ☐ | ☐ |

### B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
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03HRSB

pecial Meeting of Select Bancorp, Inc. Friday, September 17, 2021, 10:00 a.m. Eastern Time Select Bank & Trust 700 West Cumberland Street Dunn, North Carolina 28334 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.investorvote.com/SLCT q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Special Meeting of Shareholders – September 17, 2021 This appointment of proxy is solicited by the Board of Directors for the Special Meeting of Shareholders The undersigned hereby appoints J. Gary Ciccone, Alicia S. Hawk, and Sharon L. Raynor (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Select Bancorp, Inc., Dunn, North Carolina (“Select”), held of record by the undersigned on July 19, 2021, at the Select Special Meeting of Shareholders to be held at Select’s offices located at 700 West Cumberland Street, Dunn, North Carolina 28334, at 10:00 a.m., Eastern time, on September 17, 2021, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as directed herein. In the absence of any instructions, the Proxies will vote such shares “FOR” Proposals 1, 2, and 3. On such other matters as may properly come before the Special Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + Select’s board of directors unanimously recommends that Select shareholders vote “FOR” the approval of the merger agreement and “FOR” the other matters to be considered at the Select special meeting.

Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.MMMMMMMMMMMMUsing a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Merger Proposal. Proposal to approve the Agreement and Plan of Merger and Reorganization dated June 1, 2021, or the merger agreement, between Select and First Bancorp pursuant to which Select will merge with and into First Bancorp, as more particularly described in the accompanying joint proxy statement/prospectus. 3. Adjournment Proposal. Proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal. For Against Abstain For Against Abstain 2. Merger-related Compensation Proposal. Proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Select may receive in connection with the merger pursuant to existing agreements or arrangements with Select. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box

1 U P X Select Bancorp, Inc. - Revocable Proxy Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.edocumentview.com/SLCT q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Special Meeting of Shareholders – September 17, 2021 This appointment of proxy is solicited by the Board of Directors for the Special Meeting of Shareholders The undersigned hereby appoints J. Gary Ciccone, Alicia S. Hawk, and Sharon L. Raynor (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Select Bancorp, Inc., Dunn, North Carolina (“Select”), held of record by the undersigned on July 19, 2021, at the Select Special Meeting of Shareholders to be held at Select’s offices located at 700 West Cumberland Street, Dunn, North Carolina 28334, at 10:00 a.m., Eastern time, on September 17, 2021, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as directed herein. In the absence of any instructions, the Proxies will vote such shares “FOR” Proposals 1, 2, and 3. On such other matters as may properly come before the Special Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment. (Items to be voted appear on reverse side)